EXHIBIT 10(b)



                       TEXAS REGIONAL BANCSHARES, INC.

                     1997 NONSTATUTORY STOCK OPTION PLAN



      Texas Regional Bancshares, Inc., a Texas corporation (hereinafter called the "Corporation") believes that allowing certain key employees to obtain shares of the Class A Voting Common Stock of the Corporation through the use of stock options hereinafter provided for will be beneficial to the initial and continued success of the Corporation. In furtherance of the foregoing, the Corporation hereby establishes the Texas Regional Bancshares, Inc., 1997 Nonstatutory Stock Option Plan (the "Plan").

      1. PURPOSE. The purpose of the Plan is to provide a special incentive to selected key employees of the Corporation and its subsidiaries to promote the Corporation's business. The Plan is designed to accomplish this purpose by offering such employees an opportunity to purchase shares of the Class A Voting Common Stock (hereinafter "Common Stock") of the Corporation. For purposes of the Plan, a subsidiary is any corporation in which the Corporation owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or over which the Corporation has effective operating control. Stock options granted or exercised under this Plan are not intended to qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended from time to time, and pertinent regulations.

      2. ADMINISTRATION. The Plan shall be administered by a Nonstatutory Option Committee (hereinafter "Committee") to be established by the Board of Directors of the Corporation. The Committee shall consist of three or more members, one of whom shall be neither an officer nor an employee of the Corporation. The Committee shall have authority, consistent with the Plan:

            (a) to determine which of the key employees of the Corporation and its subsidiaries shall be granted options;

            (b) to determine the time or times when options shall be granted and the number of shares of Common Stock to be subject to each option;

            (c) to determine the option price of the shares subject to each option and the method of payment of such price;
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            (d) to determine the time or times when each option becomes exercisable and the duration of the exercise period, subject to the limitations contained in Paragraph 6(b);

            (e) to prescribe the form or forms of the instruments evidencing any options granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

            (f) to adopt, amend and rescind rules and regulations for the administration of the Plan and the options and for its own acts and proceedings; and

            (g) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.

      3. PARTICIPANTS. The participants in the Plan shall be key employees of the Corporation or of any of its subsidiaries, whether or not also officers or directors, as may be selected from time to time by the Committee in its discretion. Directors who are not employees shall not be eligible. In any grant of options after the initial grant, employees who were previously granted options or sold shares under the Plan may be included or excluded.

      4. LIMITATIONS. No option shall be granted under the Plan after December 8, 2007, but options theretofore granted may extend beyond that date. Subject to adjustment as provided in Section 8 of the Plan, the number of shares of Common Stock of the Corporation which may be issued under the Plan shall not exceed one hundred twenty-five thousand (125,000) in the aggregate. To the extent that any option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable as to any shares subject thereto, such shares shall thereafter be available for further grants under the Plan, within the limit specified above.

      5. STOCK TO BE ISSUED. Stock to be issued under the Plan may constitute an original issue of authorized stock or may consist of previously issued stock acquired by the Corporation, as shall be determined by the Board of Directors. The Board of Directors and the proper officers of the Corporation shall take any appropriate action required for such issuance.

      6. TERMS AND CONDITIONS OF OPTIONS. All options granted under the Plan shall be subject to the following terms and conditions (except as provided in Section 7) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purposes of the Plan:

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            (a) OPTION PRICE. The option price under each option shall be determined by the Committee and may be more, equal to or less than the then current fair market value of the Common Stock as the Committee may deem to be appropriate, but in no event may such price be less than par value; provided, however, that in the event the Committee shall determine to grant an option at less than the then current fair market value of the Common Stock, such option shall not be granted without the prior approval of the Board of Directors.

            (b) PERIOD OF OPTIONS. The period of an option shall not exceed ten years from the date of grant.

            (c) EXERCISE OF OPTIONS.

                  (i) Each option shall be made exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the option is granted.

                  (ii) A person electing to exercise an option shall give written notice to the Corporation, as specified by the Committee, of his election and of the number of shares he has elected to purchase, such notice to be accompanied by such instruments or documents as may be required by the Committee, and unless otherwise directed by the Committee shall at the time of such exercise tender the purchase price of the shares he has elected to purchase.

            (d) PAYMENT FOR ISSUANCE OF SHARES. Upon exercise of any option granted hereunder, payment in full shall be made at the time of such exercise for all such shares then being purchased.

            The Corporation shall not be obligated to issue any shares unless and until, in the opinion of the Corporation's counsel, (i) all applicable laws and regulations have been complied with, (ii) in the event the outstanding Common Stock is at the time listed upon any stock exchange, the shares to be issued have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, and (iii) all other legal matters in connection with the issuance and delivery of shares have been approved by the Corporation's counsel. Without limiting the generality of the foregoing, the Corporation may require from the participant such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the participant agree that any sale of the shares will be made only in such manner permitted by law. The participant shall take any action reasonably requested by the Corporation in such

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      connection. A participant shall have the rights of a stockholder only as to shares actually acquired by him under the Plan.

            (e) NONTRANSFERABILITY OF OPTIONS. No option may be transferred by the participant otherwise than by will or by the laws of descent and distribution, and during the participant's lifetime the option may be exercised only by him.

            (f) CONSIDERATION FOR OPTION. Each person receiving a stock option must agree that he will remain in the employ of the Corporation upon the terms of employment then existing (unless different terms are mutually agreed upon) for at least one (1) year from (i) the date of the granting of the option or (ii) the date of expiration of the then current employment contract, whichever is later, subject to the right of the Corporation to terminate his employment at any time.

            (g) TERMINATION OF EMPLOYMENT. If the employment of a participant terminates for any reason other than his death or permanent disability (as hereinafter defined), he may thereafter exercise his option as provided below, but only to the extent he was entitled to exercise the option on the date when his employment terminated. If such termination of employment is voluntary on the part of the participant, he may exercise his option only within ten days after the date of termination of his employment (unless a longer period not in excess of three months is allowed by the Committee). If such termination of employment is involuntary on the part of the participant, he may exercise his option only within three months after the date of termination of his employment. In no event, however, may such participant exercise his option at a time when the option would not be exercisable had the participant remained an employee. For purposes of this subsection (g), a participant's employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation or a subsidiary, or in the case of a transfer to the employment of a subsidiary or to the employment of the Corporation. Anything herein to the contrary notwithstanding, an option may be exercised only to the extent exercisable on the date of termination of employment by death, disability or otherwise.

            (h) RETIREMENT. If prior to the expiration date of his option an optionee shall retire with the Corporation's consent, such option may be exercised in the same manner as if the optionee had continued in the Corporation's employ; provided however, the Committee may terminate all unexercised options if it shall determine that the retired optionee had engaged in any activity detrimental to the Corporation's interests.

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            (i) DEATH OR PERMANENT DISABILITY. If a participant dies or becomes
      "permanently disabled" (as hereinafter defined) at a time when he is entitled to exercise an option, then at any time or times within one (1) year after his death or determination of permanent disability (or such further period as the Committee may allow) such option may be exercised, as to all or any of the shares which the participant was entitled to purchase immediately prior to his death or determination of permanent disability, by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution (in the case of death) or by his legal guardian (in the case of permanent disability), and except as so exercised such option shall expire at the end of such period. In no event, however, may an option be exercised after the expiration of the option period.

            For purposes of the Plan, the term "permanent disability" shall mean any physical and/or mental condition which, in the sole discretion of a majority of the Committee, renders the participant unable to discharge his duties in the employ of the Corporation or any subsidiary for a period of ninety (90) consecutive days.

      7. REPLACEMENT OPTIONS. The Corporation may grant options under the Plan on terms differing from those provided for in Section 6 where such options are granted in substitution for options held by employees of other corporations who concurrently become employees of the Corporation or a subsidiary as the result of a merger, consolidation or other reorganization of the employing corporation with the Corporation or subsidiary, or the acquisition by the Corporation or a subsidiary of the business, property or stock of the employing corporation. The Committee may direct that the substitute options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

      8. CHANGES IN STOCK. In the event of a stock dividend, stock split or recapitalization or merger in which the Corporation is the surviving corporation, or other similar capital change, the number and kind of shares of stock of the Corporation to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of shares which may be issued or sold under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors of the Corporation, the determination of which shall be binding on all persons.

      9. EMPLOYMENT RIGHTS. The adoption of the Plan does not confer upon any employee of the Corporation or a subsidiary any right to continue employment with the Corporation or a subsidiary, as the case may be, nor does it interfere in any way with the right of the Corporation or a subsidiary to terminate the employment of any of its employees at any time.

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      10. AMENDMENTS. The Committee may at any time discontinue granting options under the Plan. The Board of Directors of the Corporation may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that except to the extent required or permitted under Section 8 no such amendment shall, without the approval of the stockholders of the Corporation, increase the maximum number of shares available under the Plan, or without the consent of the participant void or diminish options previously granted, nor increase or accelerate the conditions and actions required for the exercise of the same, except that nothing herein shall limit the Corporation's right to call stock issued for deferred payment to be evidenced by promissory note, where the participant is in default of his obligations on such note.

      11. STOCKHOLDER APPROVAL. The Plan will be submitted to the Common Stock stockholders of the Corporation within twelve (12) months of the date of the adoption of the Plan by the Board of Directors. This Plan shall become effective upon its adoption by the favorable vote of the holders of a majority of the outstanding shares of the Common Stock of the Corporation.

      12. ADOPTION OF PLAN BY BOARD OF DIRECTORS. The undersigned hereby certifies that this Plan is the true and correct 1997 Texas Regional Bancshares, Inc., Nonstatutory Stock Option Plan of the Corporation voted upon and adopted at a meeting of the Board of Directors duly held on the 9th day of December, 1997.

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